EXHIBIT 10.3
Leucadia National Corporation
520 Madison Avenue
New York, New York 10022

January 24, 2015

FXCM Holdings, LLC
FXCM Newco, LLC
55 Water Street, Floor 50
New York, NY, 10041

Reference is made to (i) the Amended and Restated Credit Agreement, dated January 24, 2015 (as amended, the "Credit Agreement"), among FXCM Holdings, LLC, a Delaware limited liability company, FXCM Newco, LLC, a Delaware limited liability company (collectively, the "Borrowers"), each lender from time to time party hereto (collectively, with their respective successors and permitted assigns, the "Lenders" and individually, a "Lender"), and Leucadia National Corporation, as Administrative Agent, and (ii) the original letter agreement relating to financing fees, dated January 16, 2015 (the "Original Fee Letter"), among the Borrowers and the Administrative Agent.  Unless otherwise defined herein, capitalized terms used herein shall have the meanings ascribed to such terms in the Credit Agreement.  This Agreement amends and restates the Original Fee Letter, which was entered into in consideration of the mutual covenants and agreements contained in the Original Credit Agreement.  On the Restatement Effective Date, the Original Fee Letter will be amended and restated as set forth in this Agreement. The parties hereto acknowledge and agree, however, that (a) this Agreement, the Credit Agreement and all other Loan Documents executed and delivered herewith do not constitute a novation, payment and reborrowing or termination of the Obligations under and as defined in the Original Credit Agreement or under the other Loan Documents as in effect prior to the Restatement Effective Date, and (b) such Obligations are in all respects continuing with only the terms being modified as provided in this Agreement, the Credit Agreement and the other Loan Documents.

In consideration of the mutual covenants and agreements contained in the Credit Agreement, the Borrowers, jointly and severally, agree to pay, or cause to be paid, to the Administrative Agent for its account on or prior to 5:00 p.m. (New York City time) on the Payment Due Date (as hereinafter defined), an amount equal to the Financing Fee (as hereinafter defined).  On or prior to the Payment Due Date, any unpaid portion of the Financing Fee shall bear interest at a rate per annum equal to the Applicable Rate in effect from time to time.  Following the Payment Due Date, any unpaid portion of the Financing Fee (including past due interest) shall bear interest at the Default Rate.  You agree that the Administrative Agent may, in its sole discretion, share all or a portion of any of the fees payable pursuant to this Agreement with any of its affiliates, any of the Lenders or any other Person in its sole discretion.

Once paid, any amounts payable hereunder shall not be refundable under any circumstances and all amounts payable hereunder shall be paid in Dollars in immediately available funds and shall not be subject to reduction by way of setoff or counterclaim.

As used herein, the following terms have the following meanings:

"Contingent Fee" shall mean an amount equal to the product of (i) 1.5% and (ii) the difference (which shall not be less than zero) between (x) $60 million and (y) the aggregate principal amount of Loans prepaid on or before the Trigger Date (as hereinafter defined) pursuant to Sections 2.03 and 2.04 of the Credit Agreement, which fee shall be earned and accrue interest commencing on the Trigger Date;

provided that, in no event shall the Contingent Fee exceed $30 million; provided further that, the Contingent Fee shall be zero ($0) if, on or before the Trigger Date, the aggregate principal amount of the Loans outstanding is less than or equal to $250 million and the Initial Fee, together with all accrued and unpaid interest thereon, has been paid in full in accordance with the terms of the Credit Agreement.

"Financing Fee" shall mean (i) the Initial Fee (as hereinafter defined) plus (ii) the Contingent Fee.

"Initial Fee" shall mean $10 million, which fee shall be earned and accrue interest commencing on the Closing Date.

"Payment Due Date" shall mean the earliest to occur of (i) the Maturity Date, (ii) payment in full of all outstanding Loans in accordance with the terms of the Credit Agreement and (iii) the acceleration of the Loans pursuant to Section 8.02 of the Credit Agreement.

"Trigger Date" shall mean April 16, 2015.

This Agreement may be amended, and the observance of any term of this Agreement may be waived, in any such case, only in a writing and signed by the parties hereto.

This Agreement shall be governed by and construed in accordance with the laws of the State of New York and each party hereby irrevocably and unconditionally submits to the exclusive jurisdiction of any New York State court or Federal court sitting in the Borough of Manhattan, NY and any appellate court thereof in any action or proceeding arising out of or relating to this Agreement.  EACH PARTY HERETO IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, (A) ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY) AND (B) ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY SUCH LEGAL PROCEEDING IN THE STATE OR FEDERAL COURTS LOCATED IN THE CITY OF NEW YORK, BOROUGH OF MANHATTAN.

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This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.  Delivery by facsimile or other electronic imaging means of an executed counterpart of a signature page to this Agreement shall be effective as delivery of an original executed counterpart of this Agreement.

Very truly yours,

LEUCADIA NATIONAL CORPORATION

By:	/s/ Michael J. Sharp
	Name:	Michael J. Sharp
	Title:	EVP & GC

AGREED AND ACCEPTED:

FXCM HOLDINGS, LLC

By: FXCM INC., its Managing Member

By:	/s/ Dror Niv
	Name:	Dror Niv
	Title:	Chief Executive Officer

FXCM NEWCO, LLC

By: FXCM Holdings LLC, its Managing Member

By: FXCM INC.,

By:	/s/ Dror Niv
	Name:	Dror Niv
	Title:	Chief Executive Officer

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